EXHIBIT 10.34

FORM OF
KRISPY KREME DOUGHNUTS, INC.
DIRECTOR RESTRICTED STOCK UNIT AGREEMENT

     THIS AGREEMENT, dated as of           between Krispy Kreme Doughnuts, Inc. (the “Company”), a North Carolina corporation, and           , a member of the Board of Directors of the Company (the “Director”).

     WHEREAS, the Company’s 2000 Stock Incentive Plan (the “Plan”) provides for the grant of “restricted stock”, which is defined in Article 2(ee) of the Plan to include the right to receive shares of Common Stock in the future;

     WHEREAS, under the definition of “restricted stock” in Article 2(ee) and the provisions of Article 8 of the Plan, the issuance of restricted stock units, which are rights to receive shares of stock at a specified time in the future and following the lapse of applicable restrictions, is authorized;

     WHEREAS, the Director has been granted the following award of restricted stock units under the Plan;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows.

     1. Award of Restricted Stock Units. Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Director is hereby awarded restricted stock units (the “Restricted Stock Units”), subject to the terms and conditions of the Plan and those herein set forth. The effective date of the grant of Restricted Stock Units is (the “Date of Grant”). Each Restricted Stock Unit will entitle the Director to receive one share of Common Stock at the time, and subject to the conditions, set forth herein and in the Plan. Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control.

     2. Terms and Conditions. It is understood and agreed that the award of Restricted Stock Units evidenced hereby is subject to the following terms and conditions:

          (a) Vesting of Restricted Stock Units. Subject to the terms and conditions of this Agreement, the Restricted Stock Units shall become vested in four equal quarterly installments on           ,           ,           and           ; provided, however, that the Restricted Stock Units shall become immediately vested in full (i) in the event of a Change in Control (as defined below), or (ii) in the event that the Director ceases to serve as a Director of the Company due to the Director’s death or Disability. Unless otherwise provided by the Committee, all amounts receivable in connection with any adjustments to the Common Stock under Section 4.4 of the Plan shall be subject to the vesting schedule in this Section 2(a). For purposes hereof, Change in Control shall have the meaning set forth in the Plan, except in the case of a transaction described in clauses (1) or (3) of paragraph (b) of such definition, the consummation of such a transaction, rather than the approval by shareholders of the Company of such transaction or agreement to effect such a transaction, shall constitute a Change in Control.

          (b) Termination of Service. In the event that the Director ceases to serve as a Director for any reason not described or provided for in Section 2(a) above, that portion of the Restricted Stock Units that have not yet vested shall be forfeited.

          (c) Distribution of Common Stock. The Company shall distribute to the Director (or his or her heirs in the event of the Director’s death) at the time of vesting of the Restricted Stock Units, a number of shares of Common Stock equal to the number of Restricted Stock Units then held by the Director that became vested at such time; provided, however, that, if the Director has made an irrevocable deferral election prior to           , distribution of the shares of Common Stock subject to the Restricted Stock Units shall be deferred until the time the Director ceases to be a Director of the Company for any reason.

          (d) Rights and Restrictions. The Restricted Stock Units shall not be transferable, other than pursuant to will or the laws of descent and distribution. Prior to vesting of the Restricted Stock Units and delivery of the shares of Common Stock to the Director, the Director shall not have any rights or privileges of a shareholder as to the shares of Common Stock subject to the Restricted Stock Units. Specifically, the Director shall not have the right to receive dividends or the right to vote such shares of Common Stock prior to vesting of the Restricted Stock Units and delivery of the shares of Common Stock.

          (e) Dividend Equivalents. As of each date on which a cash dividend is paid on shares of Common Stock, there shall be granted to the Director that number of additional Restricted Stock Units (including fractional units) determined by (i) multiplying the amount of such dividend per share of Common Stock by the number of Restricted Stock Units held by the Director, and (ii) dividing the total so determined by the Fair Market Value of a share of Common Stock on the date of payment of such cash dividend. The Restricted Stock Units granted pursuant to this Section 2(e) will have the same terms and conditions (including vesting dates) as the Restricted Stock Units with respect to which they are granted.

     3. Transfer of Common Stock. The Common Stock to be delivered hereunder, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.

     4. References. References herein to rights and obligations of the Director shall apply, where appropriate, to the Director’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

     5. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

Krispy Kreme Doughnuts, Inc.
Attn.: General Counsel
370 Knollwood Street, Suite 500
Winston-Salem, North Carolina 27103

If to the Director:

(Or at the Director’s most recent address shown on the Company’s corporate records, or at any other address at which the Director may specify in a notice delivered to the Company in the manner set forth herein.)

     6. Further Assurances. The Director agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities laws.

     7. Entire Agreement. This Agreement, together with the Plan, sets forth the entire agreement between the parties with reference to the subject matter hereof, and there are no agreements, understandings, warranties, or representations, written, express, or implied, between them with respect to the Restricted Stock Units other than as set forth herein or therein, all prior agreements, promises, representations and understandings relative thereto being herein merged.

     8. Section 409A. It is intended that this Agreement will comply with Section 409A of the Code and any regulations and guidelines issued thereunder, and the Agreement shall be interpreted on a basis consistent with such intent. The Agreement may be amended in any respect deemed necessary by the Board in order to preserve compliance with Section 409A of the Code.

     9. Counterparts. For convenience, this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purposes without the production of any other counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

KRISPY KREME DOUGHNUTS, INC.

By:
Title:

DIRECTOR

Signature:
Printed Name: